UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 25, 2014
Date of Report (Date of earliest event reported)

Cell MedX Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54500	38-3939625
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

4575 Dean Martin Drive, STE 2206
Las Vegas, NV 89103
(Address of Principal Executive Offices)

(310) 508-9398
(Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 25, 2014, Cell MedX Corp. (the “Company”) completed the acquisition of a proprietary technology for the use of microcurrents for the treatment of diabetes and related ailments (the “e-balance Technology”).  The acquisition of the e-balance Technology was made pursuant to that Technology Purchase Agreement made effective as of October 16, 2014 and amended by that Amendment No. 1 to Technology Purchase Agreement made effective as of October 28, 2014 and by that Amendment No. 2 to Technology Purchase Agreement made effective as of November 13, 2014 (as amended, the “Purchase Agreement”) between the Company, Jean Arnett and Bradley Hargreaves, (Ms. Arnett and Mr. Hargreaves collectively, being referred to as the “Vendors”).

Pursuant to the Purchase Agreement, the Vendors sold to the Company all of their respective rights, title and interests in and to the e-balance Technology. In consideration for the sale of the e-balance Technology, the Company paid to the Vendors a total of $100,000 USD and issued to each of the Vendors options for the purchase of up to 10,000,000 shares (20,000,000 shares in total) of the Company’s common stock at an initial exercise price of $0.05 USD per share (the “Options”). Exercise of the Options is subject to certain vesting conditions based on the design, initiation and completion of clinical trials for the e-balance Technology.  On November 30, 2014, the Company and the Vendors agreed to amend the terms of the Options to re-define the clinical trials to be conducted.  As amended, the Options will vest as follows:

Combined Number of Options to Vest	Vesting Condition
2,500,000	Upon the design and commencement of the First Clinical Trial.
2,500,000
Upon the completion of the First Clinical Trial and the delivery to the Company of a final white paper authored by the trial researchers for the First Clinical Trial discussing the results of the First Clinical Trial.

2,500,000	Upon the design and commencement of the Second Clinical Trial.
2,500,000
Upon the completion of the Second Clinical Trial and the delivery to the Company of a final white paper authored by the trial researchers for the Second Clinical Trial discussing the results of the Second Clinical Trial.

5,000,000	Upon the design and commencement of the Third Clinical Trial.
5,000,000
Upon the completion of the Third Clinical Trial and the delivery to the Company of a final white paper authored by the trial researchers for the Third Clinical Trial discussing the results of the Third Clinical Trial.

20,000,000	Total

The “First Clinical Trial” means a pilot clinical trial conducted on human subjects designed to test the safety and efficacy of the e-balance Technology as an adjunctive treatment for diabetes mellitus. Objectives for this trial will include the identification of markers of improved diabetic control, insight into optimal treatment parameters, magnitude and timing of clinical effects, and measurement of overall efficacy while monitoring for any potential adverse effects.

The “Second Clinical Trial” means a controlled clinical trial conducted on human subjects to evaluate the safety and efficacy of the e-balance Technology in a more formal multicenter format.  Specific objectives and study endpoints will be informed by the results of the pilot clinical trial. The magnitude of the e-balance Technology’s bioelectric impacts on diabetes management and outcomes will be investigated over a longer time frame, while seeking to establish optimal prescriptions of current dosing, frequencies, timing, waveform, pulsing, and patterning. The Second Clinical Trial will also include a series of investigations in vitro and in diabetic model animals to further elucidate mechanisms of action, limits of dosing safety, and to explore for occult adverse effects of bioelectrical therapies.

The “Third Clinical Trial” means a formal, controlled and blinded clinical trial conducted on human subjects designed to demonstrate efficacy and safety of the e-balance device, adhering to the rigorous standards of an FDA approved and monitored Investigational New Device, and producing data adequate to support the Pre-Marketing Approval (PMA) application as well as subsequent filings with regulatory agencies in non-U.S. jurisdictions. The claims for the device will be driven by the discoveries of the first two clinical trials as well as animal safety data. The study design will examine the efficacy of e-balance Technology in ameliorating the signs and symptoms of diabetes mellitus, reducing the incidence and/or impact of common complications of diabetes, and improving overall diabetes control. The cost implications of such benefits will also be examined.

Any Options that vest and become exercisable will expire on the 5th year anniversary of the particular vesting date.  Any Options that have not vested will expire on December 31, 2019, subject to certain early termination provisions upon the death of the optionee, or if the optionee ceases to act for the Company in any capacity either voluntarily or as a result of a termination or removal for cause.

In addition, upon closing of the acquisition of the e-balance Technology, the following persons were appointed as directors and officers of the Company:

Name	Position
Jean M. Arnett	Director and Vice President, Corporate Strategy
Bradley S. Hargreaves	Vice President, Technology and Operations
Yanika Silina	Chief Financial Officer, Treasurer, Corporate Secretary

Pursuant to the provisions of the Purchase Agreement, Mr. Hargreaves and Ms. Silina will be appointed as directors of the Company 10 days after an information statement complying with the provisions of Rule 14f-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is filed with the Securities and Exchange Commission (the “SEC”) and sent to the Company’s stockholders of record.  Frank McEnulty continues to act as a director of the Company and as the Company’s President and Chief Executive Officer.

As a result of completing the acquisition of the e-balance Technology, the Company has ceased to be a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.

FORM 10 INFORMATION

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain “forward-looking statements”.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “may,” and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed in the sections of this report titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the following:

•	general economic conditions, because they may affect our ability to raise money;
•	our ability to raise enough money to continue our operations;
•	changes in regulatory requirements that adversely affect our business; and
•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made.  We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this registration statement.  You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

As used in this Current Report on Form 8-K, the terms "we,” "us,” "our,” “Cell MedX” and the “Company” mean Cell MedX Corp., unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated.

DESCRIPTION OF BUSINESS

Corporate History and Structure

Cell MedX Corp. (the “Company”) was incorporated as Plandel Resources, Inc. under the laws of the State of Nevada on March 19, 2010.  On March 24, 2014 we changed our name to Sports Asylum, Inc. and on September 30, 2014 we changed our name to Cell MedX Corp. to reflect our new business direction.

At the time of formation, our goal was to acquire and develop gold properties while world gold prices were strong, which resulted in the acquisition of a 100% interest in the Plandel Gold Claim located in the Republic of the Philippines. As of the date of this Report on Form 8-K, we continue to hold our interest in the claim, however, we have terminated all business activities associated with it.

On November 25, 2014, we completed the acquisition of a proprietary method for the application of bioelectric signaling to treat diabetes and related ailments (the “e-balance Technology”).  With our acquisition of the e-balance Technology, we have shifted our business direction to the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes by developing technologies to help manage the illness and related complications.

Market Opportunity – Diabetes and Its Complications

Diabetes is a severe and debilitating disease with profound consequences, both for the individual and for society. The complications of diabetes are devastating, and the economic costs of care comprise a substantial portion of health care budgets. Despite the best efforts of the scientific community to devise a cure, the incidence of diabetes is on the rise. Today there are 382 million people living with diabetes worldwide and a further 316 million people are at high risk of developing diabetes. These numbers are expected to grow to 592 million and 500 million, respectively, by 2035.

Diabetes mellitus (DM) is a heterogeneous group of metabolic disorders characterized by hyperglycemia (high blood sugar levels) with impaired metabolism of carbohydrate, fat and proteins resulting from  defects in insulin secretion, insulin action, or both. Diabetes is one of the world’s oldest diseases and it has been centuries since this syndrome was first recognized. The worldwide increase in the prevalence of diabetes has highlighted the need for increased research efforts into treatment options for both the disease itself and its associated complications.

Type 1 diabetes is caused by destruction of the insulin secreting (beta) cells of the pancreas. The pathogenesis involves autoimmune processes that lead to an absolute insulin deficiency. Type 2 diabetes is caused by a combination of genetic and non-genetic factors that result in insulin resistance and insulin deficiency. Non-genetic factors include increasing age, high caloric intake, obesity, central adiposity, sedentary lifestyle, and low birth weight. This group comprises approximately 90–95% of cases in the diabetes syndrome.

Chronic hyperglycemia leads to various metabolic, hormonal, and physiologic alterations in the body, which further develop a number of secondary complications, resulting in the major increases in morbidity and mortality seen with all types of diabetes. Diabetes dramatically increases the risk of cardiovascular problems, such as coronary artery disease, chest pain (angina), heart attack, stroke, narrowing of arteries (atherosclerosis) and high blood pressure.

High blood sugar over time can injure the walls of the tiny blood vessels (capillaries) that nourish nerves, especially in the legs, causing tingling, numbness, burning or pain. Gradually, all sensation can be lost. Nerve damage in the feet or poor blood flow to the feet increases the risk of various foot complications. In diabetics, minor wounds easily become serious infections, which may heal poorly. Severe damage might require toe, foot or leg amputation.

Diabetes can damage the blood vessels of the retina (diabetic retinopathy), potentially leading to blindness. It also increases the risk of other serious vision conditions, such as cataracts and glaucoma. Diabetic hypertension is a major contributor to kidney failure or irreversible end-stage kidney disease, which often requires dialysis or a kidney transplant.

Damage to the nerves that control digestion can cause problems with nausea, vomiting, diarrhea or constipation. For men, erectile dysfunction may be an issue. Diabetes may leave people more susceptible to a variety of skin disorders, including bacterial and fungal infections. Type 2 diabetes may increase the risk of Alzheimer's disease.

Diabetes Care & Management

In the absence of a cure, the goal of diabetes management is to reduce the likelihood of complications by eliminating the wide fluctuations in blood sugar that define the disease.  The current toolset for managing blood sugar levels is limited.

Diabetes management entails the administration of insulin in combination with careful blood glucose monitoring (Type 1 diabetes) or involves adjustments to diet and exercise levels, the use of oral anti-diabetic drugs and insulin administration to control blood sugar (Type 2 diabetes).

Blood sugars may be self-monitored using a portable, personal device that takes a small blood sample obtained with a tiny finger lancet.  Using such a device, tight glycemic control becomes possible, as an adjunct to insulin therapy, either injected or delivered via a wearable insulin pump. This technology-enabled self-care model has been shown to reduce complications and improve the quality of life in Type 1 diabetes.  Replicating these results in Type 2 diabetes has been challenging, largely reflecting the heterogeneous nature of the disease and the fact that it changes with increasing age and other factors.  Implantable sensors that measure blood glucose continually have come into practice more recently.

The value of self-monitoring enablement using electronic devices, including the next generation of wearable health appliances, is aided by incorporating decision support algorithms and other intelligent information technology tools.  The concept of the “artificial pancreas” combines glucose sensing technologies with automated insulin delivery by pump, with software based decision making interposed so that the former drives the latter (fully automated feedback loop). Such systems are under development but have not yet made their way to market.

The e-balance Technology

Based on the science of bioelectric signals affecting epigenetic events, the behavior of cells can be modified to affect tissue, organ, and organism level events.  Cell MedX is developing a radically different and very promising family of devices whose core technology demarcates it from the approaches currently in use and those in the “future advances” pipeline as reflected in current medical literature.

Microcurrent delivery devices used for the treatment of diabetic neuropathy and poor wound healing in diabetics have been in the marketplace for decades. However, the e-balance Technology can be distinguished from those devices, which have a limited utility and are not designed to treat diabetes at its core – the underlying metabolic disorder that leads to hyperglycemia and its sequelae.  It is hoped that devices incorporating the e-balance Technology will effect changes much further “upstream” in the pathophysiology or natural history of diabetes.  Not a “me too” device, nor an incremental improvement in an established realm, devices based on the e-balance Technology could, if proven through diligent research and development, open a new category of diabetes care.

The e-balance Technology is intended to expand the traditional healthcare model of diabetes management by enabling patients to manage their symptoms using a biosignal generating device that is simple to use, causes no discomfort, and can easily be incorporated into any lifestyle.

It is expected that the e-balance Technology, currently in the research and development stage, will form the basis for a product line that will be available to aid in the management of diabetes mellitus (both Type 1 and Type 2) and its complications, both as a professional clinic-based device and as a home use  device.  In the future, wearable devices may also be developed.

A research and development plan has been constructed that will perform a series of investigations that will move the product from a prototype stage through a series of refinements and enhancements to achieve the safety and efficacy objectives of the device(s) upon which a set of claims intended for FDA approval through the rigorous Pre-Market Approval (PMA) process will be constructed. A series of pre-clinical and clinical trials is planned (see “Clinical Trials”, below). The final marketing claims for the product, which become the foundation for sales & marketing efforts in subsequent phases, will derive from the clinical trials.  Such claims will likely focus on overall diabetes management, including reductions in average blood sugar (HbA1C) as well as other markers that denote the degree and quality of blood sugar control. Measures that track complications of the disease will also be in focus.

Scientific Foundations

Ion flows and transmembrane gradients produced by ion channels and pumps are key regulators of cell proliferation, migration, and differentiation. Instructive roles for bioelectrical gradients in embryogenesis, regeneration, and neoplasm are being revealed. There is speculation of “cracking the bioelectric code” with the same excitement that portended the cracking of the genetic code.

The application of electromagnetic forces to human tissues to effect change has been around since the 19th century. A good deal of that was wishful thinking or deliberate deception. However, recent advances in molecular biology and imaging technology have allowed unprecedented insight into the sources and downstream consequences of ion flows in complex organisms. In complement to the current focus on molecular genetics and stem cell biology, artificial modulation of bioelectrical signals in somatic tissues is a powerful modality that might result in profound advances in understanding and augmentation of regenerative capacity. Molecular bioelectricity and its role in cell-to-cell signaling and epigenetics (altering cell behavior without altering genes) provides a new pathway to discovery of technologies that can counteract the effects of many diseases.

Many cells in the human body are “electrically excitable” including those involved with production of chemical signals that affect blood sugar.  One example of such a cell of the endocrine type is the L cell, which resides in the gut and secretes cell glucagon-like peptide-1 (GLP-1), glucagon-like peptide-2 (GLP-2), peptide YY (PYY) and oxyntomodulin. GLP-1 is an enteric hormone that stimulates insulin secretion and improves glycaemia in Type 2 diabetes.  There is evidence that in Type 2 diabetes these cells become “unsynchronized”.  Growing these cells in tissue culture and subjecting them to specific electrical signals can act to resynchronize their chemical activity, and alter their behavior as a “dispersed” metabolic organ.  This serves as an illustration of how endogenous ion flows may serve as key epigenetic regulators of cell behavior, and suggests that bioelectric mechanisms might be harnessed at a whole organism level to cause functional regenerative changes.  It is possible that the e-balance Technology may affect these processes, although that has yet to be established.  We intend to explore this hypothesis in greater detail during our clinical trials.

Empirical Modeling

The first-in-human observational research took place over many years and was carefully documented by the discoverers of this Technology. The results of this research lead the discoverers to believe that a specific device with a specific set of bioelectric signals of known waveform, frequency, amplitude, pulse, and duration, accompanied by sensing circuits that respond to fluctuations in the body’s response, in a closed feedback loop, produced cumulative effects that led to remarkable global effects in functional aspects of living in a person who had lived with Type 1 diabetes since age 10. Casual trials in another person with longstanding diabetes, Type 2 in this case, yielded findings of a similar nature in a limited time frame.

Effects observed in these trials include subjective reports of diminished fatigue, improved cognition, diminished neuropathic limb pain, improved sleep, less leg swelling, and improved skin appearance in color and texture, and a reduction in visual disturbance. Objective measures included healing of wounds, control of blood pressure leading to discontinuation of medication, and greatly improved control of blood sugars with remarkable diminution in HbA1C (which reflects average blood sugar over months).  Remarkably, in the context of Type 1 Diabetes with other potential variables remaining the same, insulin requirements diminished to a considerable degree.

Coincident with these improvements was a series of observations with differing electrical current delivery parameters and response algorithms that were sequentially matched to alterations in diabetes related signs and symptoms.

Product Development

The prototype e-balance device that will be used in the first clinical trial will be based on the compilation of the casual experiments described in the section “Empirical Modeling.”  The working prototype will use a transcutaneous energy delivery device with ionic currents delivered by external electrode arrays, with parameters deriving from embedded intelligence in the form of custom algorithms and artificial intelligence. In addition to effectors, electrodes will act as sensors to create physiologic bioelectric feedback loops that alter multiple current dynamics.

During the research and development phases, the device itself is expected to undergo constant revision to optimize its functionality, add new features and create new form factors, (including, the potential development of wearable devices).  The engineering efforts will be led by Bradley S. Hargreaves, who is Vice President, Technology and Operations and a founder and co-discoverer of the e-balance Technology.  Mr. Hargreaves, who has a background in engineering, and his team will work in parallel with the clinical team during each phase of the research and development effort.

The first product development phase of the e-balance Technology will overlap the first clinical trial and will concentrate on redesigning, prototyping and recursively testing the instrument from the basic circuits up, with marketable products under a New Device Application. A design control process pursuant to current FDA device guidelines will be instituted.

The second product development phase will focus on user interface design, wireless enablement, networking protocols, improvements in the internal hardware components from both cost and functionality viewpoints, refinement and development of algorithms and continued Quality Assurance (QA) testing for all improvements per the design protocol. This phase will mirror the second clinical trial in timing.

The third product development phase will take the core technologies and implement multiple form factors for clinical grade and home use, including the potential development of a miniature or wearable device that can be integrated into wireless local networks in a fashion similar to the latest generation of glucose measurement devices.  Server (cloud-based) tools may be developed, along with applications for portable information appliances (smart phones, tablets, glucose meters and insulin pumps).

The third phase would also include preparation of necessary documentation and manuals, as well as testing the machine by third-party certifiers in order to receive regulatory approvals. This phase will mirror the third clinical trial in timing.

Clinical Trials

Informal discovery stage clinical trials are ongoing, with formal clinical trials scheduled to begin in Q1 2015.  The e-balance Technology will undergo a series of experiments in various phases to move it from discovery to final application for approval by the FDA and other regulatory authorities. Clinical and pre-clinical studies will overlap.

Dr. John Sanderson MD, a stem cell researcher and former Johnson & Johnson (LifeScan) medical director, heads our Scientific Advisory Board and will be responsible for the design and executive oversight of the research program. The Company will seek to engage additional Advisory Board members in the future,  including members from key disciplines in diabetes physiology,  clinical management and regulatory affairs.

The first clinical trial will be a pilot study designed to test the safety and efficacy of the e-balance Technology as an adjunctive treatment for diabetes mellitus. Objectives for this trial include the identification of markers of improved diabetic control, insight into optimal treatment parameters, magnitude and timing of clinical effects, and measurement of overall efficacy while monitoring for any potential adverse effects. We anticipate the pilot study and analysis of the results to be completed sometime in Q4 2015. The estimated cost of the first clinical trial is expected to be approximately $480,000 and includes the cost of clinic space, research personnel, equipment, executive compensation, laboratory, and other necessary costs.

The second clinical trial is currently planned as a controlled clinical trial conducted on human subjects to evaluate the safety and efficacy of the e-balance Technology in a more formal multicenter format.  Specific objectives and study endpoints will be informed by the results of the pilot clinical trial.  The magnitude of the e-balance Technology’s bioelectric impacts on diabetes management and outcomes will be investigated over a longer time frame, while seeking to establish optimal prescriptions of current dosing, frequencies, timing, waveform, pulsing, and patterning.  The second clinical trial will also involve a simultaneous series of investigations in vitro and in diabetic model animals to further elucidate mechanisms of action, limits of dosing safety, and to explore for occult adverse effects of bioelectrical therapies. It is anticipated that this phase of clinical trials will begin in Q4 2015 and proceed for 12 months.
The third clinical trial will be a formal, controlled & blinded clinical trial conducted on human subjects designed to demonstrate efficacy and safety of the e-balance device, adhering to the rigorous standards of an FDA approved and monitored Investigational New Device, and producing data adequate to support the Pre-Marketing Approval (PMA) application as well as subsequent filings with regulatory agencies in non-U.S. jurisdictions. The marketing claims to be tested for the device will be driven by the discoveries of the first two clinical trials as well as animal safety data. The study design will examine the efficacy of e-balance Technology in ameliorating the signs and symptoms of diabetes mellitus, reducing the incidence and/or impact of common complications of diabetes, and improving overall diabetes control. The cost implications of such benefits will also be examined.

It is anticipated that this final pre-market trial will commence in late 2016 or early 2017, and proceed for 12-14 months. The actual time frame for completing this phase of trials will depend on the typical time course for significant improvement in measured parameters and disease complications, as demonstrated in the second clinical trial, and will be determined in consultation with a panel of FDA experts assigned to monitor the trial under a formal PMA agreement & plan.

Each study will proceed from a formal protocol document. Where appropriate, they will be subject to Institutional Review Board (IRB) oversight. Ongoing data collection and analysis will determine stop dates, either because statistical significance of the primary outcome measures have been achieved, or because of an issue with safety or non-efficacy.  Studies will be reported at their conclusion in standard format, and subjected to peer review, informally through the advisory group and outside independent experts, or formally in preparation for publication in a journal.  Results will also be summarized in a white paper for internal use and investor relations.

Medical Device Regulations and Government Approvals

The manufacture, packaging, marketing and importing of medical devices is heavily regulated in the United States and Canada.  Further, we expect that any other countries in which we may seek to sell or market devices based on the e-balance Technology will similarly have an extensive regulatory environment.

The U.S. Food and Drug Administration’s (FDA) Center for Devices and Radiological Health (CDRH) is responsible for regulating firms that manufacture, repackage, re-label and/or import medical devices sold in the United States.  Health Canada’s Health Products and Food Branch Inspectorate is responsible for regulating the manufacture, labeling, packaging, distribution and import of medical devices sold in Canada.

Prior to selling any devices based on the e-balance Technology for the treatment in the United States or Canada, we will be required to make applications to obtain approval from the FDA and Health Canada, respectively.  The type of application and complexity of the procedures for obtaining FDA and Health Canada approval will depend upon how any devices that we develop are classified under the provisions of the United States Food and Drugs Act of 1906, as amended, and the Food and Drugs Act (Canada), as amended, respectively, and related regulations.  In addition, we may be required to apply to the FDA for an investigational device exemption (IDE) and/or Health Canada under the Investigational Testing Authorization program for the use of any such devices in clinical trials that we sponsor to test the efficacy of the e-balance Technology in treating diabetes and related ailments.  Such approvals have not yet been obtained.

Third Party Payers / Private Insurers

Reimbursement for medical devices through Medicare and Medicaid in the U.S., and through health protectorates in other nations, is not guaranteed. Third party private payers or private insurers typically follow the lead of government healthcare providers. A decision as to whether a device or treatment is covered involves extensive negotiations and is typically predicated on the concept of health cost savings. If the device can be shown to reduce health care costs through prevention of expensive complications of diabetes, such applications for approvals would be more favorably reviewed.

While health care economic data will be gathered in the third clinical trial, it often requires more longitudinal data (over years) to demonstrate that complications (which are often late stage) have been prevented or ameliorated.  Additional (post-market) studies may be required to demonstrate these effects. A lack of third party coverage would limit sales to private pay consumers in the near term after product launch.

Marketing Plans

The product could be successfully marketed with one or more approved label claims. These could be subjective (e.g. decrease in neuropathy pain) or objective (improved healing of wounds).

Once approved for marketing, the intent is to market devices incorporating the e-balance Technology through authorized dealers and distributors of medical equipment, as well as directly to end users and to professional / institutional users. Devices targeted at end users are expected to be self-managed devices that can be used by individuals in the comfort of their own homes.  Devices targeted at professional / institutional users are expected to be larger scaled devices that can be used in clinical settings. A professional sales force is also expected to be developed. Initially, the Company intends to focus on marketing any products that we develop based on the e-balance Technology in the United States and Canada.

Competition

The current market for treatments that assist in the control and management of diabetes and its complications is highly competitive. However, since our technology is based on the microcurrent therapy, which is not traditionally used for management of diabetes, direct competition for e-balance Technology is not well defined.

Indirect competitors include a multitude of pharmaceutical companies that produce insulin and other various drugs to maintain and prevent diabetes related complications; companies producing glucose monitoring devices.

Competitors in microcurrent therapy would include BodiHealth Systems, a wholly owned subsidiary of Thrisoint Pty Ltd, focusing on pain relief market in US; Electromedical Products International, Inc., the company that developed Alpha-Stim® PPM, which treats and alleviates acute, chronic or postoperative pain using microcurrent electrical therapy.

Patents/Trade Marks/Licenses/Franchises/Concessions/Royalty Agreements or Labor Contracts

The e-balance Technology is covered by a US provisional patent application filed by Ms. Arnett and Mr. Hargreaves.  We acquired all rights to the e-balance Technology, including the provisional patent application from Ms. Arnett and Mr. Hargreaves on November 25, 2014.

Number of Total Employees and Number of Full Time Employees

We currently have no employees other than our executive officers.

RISK FACTORS

There is a high degree of risk associated with buying our common stock.  Prospective investors should carefully read this Current Report on Form 8-K and consider the following risk factors when deciding whether to purchase our shares. These are speculative stocks and should be purchased by only those who can afford to lose their entire investment.

The risk factors outlined below are some of the known, substantial, material and potential risks that could adversely affect our business, financial condition, operating results and common share value. We cannot assure that we will successfully address these or any unknown risks and a failure to do so can have a negative impact on your investment.  We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

Risks Associated with our Company and our Industry

We operate in a highly competitive market. We face competition from large, well established medical device manufacturers and pharmaceutical companies in the market for treating and managing diabetes and related ailments.  Many of these companies are very well accepted by health practitioners and have significant resources, and we may not be able to compete effectively.

The market for treatment and management of diabetes and related ailments is intensely competitive, subject to rapid change and significantly affected by new product introductions. We compete indirectly with large pharmaceutical and medical device companies, such as Bayer Corp., Becton Dickinson Corp., LifeScan Inc., a division of Johnson & Johnson, the MediSense Inc. and TheraSense Inc. These competitors’ products are based on traditional healthcare model and are well accepted by health practitioners and patients. If these companies decide to penetrate our target market they could threaten our position in the market.

We are subject to numerous governmental regulations which can increase our costs of developing our e-balance Technology and products based on this technology.

Our products will be subject to rigorous regulation by the FDA, Health Canada and numerous international, supranational, federal, and state authorities. The process of obtaining regulatory approvals to market a medical device can be costly and time-consuming, and approvals might not be granted for future products, or additional indications or uses of existing products, on a timely basis, if at all. Delays in the receipt of, or failure to obtain approvals for, our products, or new indications and uses, could result in delayed realization of product revenues, reduction in revenues, and in substantial additional costs. In addition, no assurance can be given that we will remain in compliance with applicable FDA, Health Canada and other regulatory requirements once approval or marketing authorization has been obtained for a product. These requirements include, among other things, regulations regarding manufacturing practices, product labeling, and advertising and postmarketing reporting, including adverse event reports and field alerts due to manufacturing quality concerns.

Changes in the health care regulatory environment may adversely affect our business.

A number of the provisions of the U.S. Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 and its amendments changed access to health care products and services and established new fees for the medical device industry. Future rulemaking could increase rebates, reduce prices or the rate of price increases for health care products and services, or require additional reporting and disclosure. We cannot predict the timing or impact of any future rulemaking.

The expiration or loss of patent protection and licenses may affect our future revenues and operating income.

Our business relies on patents, patent applications and trademarks to protect our intellectual property. Although most of the challenges to our intellectual property may come from other businesses, governments may also challenge intellectual property protections. To the extent our intellectual property is successfully challenged, invalidated, or circumvented or to the extent it does not allow us to compete effectively, our business will suffer. To the extent that countries do not enforce our intellectual property rights or to the extent that countries require compulsory licensing of our intellectual property, our future revenues and operating income will be reduced.

Competitors' intellectual property may prevent us from selling our products or have a material adverse effect on our future profitability and financial condition.

Competitors may claim that our technology infringes upon their intellectual property. Resolving an intellectual property infringement claim can be costly and time consuming and may require us to enter into license agreements. We cannot guarantee that we would be able to obtain license agreements on commercially reasonable terms. A successful claim of patent or other intellectual property infringement could subject us to significant damages or an injunction preventing the manufacture, sale or use of our product. Any of these events could have a material adverse effect on our profitability and financial condition.

Our research and development efforts may not result in the development of commercially successful products based on our e-balance Technology, which may hinder our profitability and future growth.

We do not currently have any marketable products.  Our e-balance Technology is currently in the research and development stage as are our planned products incorporating the e-balance Technology.  In order to develop commercially marketable products, we will be required to commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technologies. We must make ongoing substantial expenditures without any assurance that our efforts will be commercially successful. Failure can occur at any point in the process, including after significant funds have been invested. Planned products may fail to reach the market or may only have limited commercial success because of efficacy or safety concerns, failure to achieve positive clinical outcomes, inability to obtain necessary regulatory approvals, limited scope of approved uses, excessive costs to manufacture, the failure to establish or maintain intellectual property rights, or infringement of the intellectual property rights of others.

Even if we successfully develop marketable products or commercially develop our current technology, we may be quickly rendered obsolete by changing customer preferences, changing industry standards, or competitors' innovations.

Innovations may not be accepted quickly in the marketplace because of, among other things, entrenched patterns of clinical practice or uncertainty over third-party reimbursement. We cannot state with certainty when or whether our products under development will be launched, whether we will be able to develop, license, or otherwise acquire compounds or products, or whether any products will be commercially successful. Failure to launch successful new products or new indications for existing products may cause our products to become obsolete, causing our revenues and operating results to suffer.

New products and technological advances by our competitors may negatively affect our results of operations.

Our products face intense competition from our competitors. Competitors' products may be safer, more effective, more effectively marketed or sold, or have lower prices or superior performance features than our products. We cannot predict with certainty the timing or impact of the introduction of competitors' products.

Significant safety concerns could arise for our products, which could have a material adverse effect on our revenues and financial condition.

Health care products typically receive regulatory approval based on data obtained in controlled clinical trials of limited duration. Following regulatory approval, these products will be used over longer periods of time in many patients. Investigators may also conduct additional, and perhaps more extensive, studies. If new safety issues are reported, we may be required to amend the conditions of use for a product. For example, we may be required to provide additional warnings on a product's label or narrow its approved intended use, either of which could reduce the product's market acceptance. If serious safety issues arise with our product, sales of the product could be halted by us or by regulatory authorities. Safety issues affecting suppliers' or competitors' products also may reduce the market acceptance of our products.

Inability to attract and maintain key personnel may cause our business to fail.

Success depends on the acquisition of key personnel.  We will have to compete with other companies both within and outside the healthcare industry to recruit and retain competent employees and consultants.  If we cannot maintain qualified personnel to meet the needs of our anticipated growth, we could face material adverse effects on our business and financial condition.

We are recently formed, lack an operating history and have yet to generate any revenues.  If we cannot generate any profits, our investors may lose their entire investment.

We are a recently formed company and have yet to generate any revenues. No profits have been made to date and if we fail to make any then we may fail as a business and an investment in our common stock will be worth nothing.  We have no operating history and thus no way to measure progress or potential future success.  Success has yet to be proved. Currently, there are no operations in place to produce revenue.  We have yet to prove our technology through clinical trials and we have yet to develop any products through which we would be able to start generating revenue. Financial losses should be expected to continue in the near future and at least until such time that we enter commercial production of devices based on the e-balance Technology, of which there is no assurance.  As a new business we face all the risks of a ‘start-up’ venture including unforeseen costs, expenses, problems, and management limitations and difficulties.  Since inception, we have accumulated deficit of $131,217 and there is no guarantee,  that we may ever be able to turn a profit or locate additional opportunities, hire additional management and other personnel.

We need to acquire additional financing or our business will fail.

We must obtain additional capital or our business will fail. In order to continue development of our Technology and to successfully complete clinical trials, we must secure more funds. Currently, we have very limited resources and have already accumulated a net loss. Financing may be subject to numerous factors including investor sentiment, acceptance of our Technology and so on.  We currently have no arrangements for additional financing.  We may also have to borrow large sums of money that require substantial capital and interest payments.

Risks related to our stock

We expect to raise additional capital through the offering of more shares, which will result in dilution to our current shareholders.

Raising additional capital through future offerings of common stock is expected to be necessary for our Company to continue.  However there is no guarantee that we will be successful in raising additional capital. Issuance of additional stock will increase the total number of shares issued and outstanding resulting in decrease of the percentage interest held by each of our shareholders.

There is a limited market for our common stock meaning that our shareholders may not be able to resell their shares.

Our common stock currently has a limited market which may restrict shareholders’ ability to resell their stock or use their stock as collateral. Thus, the shareholders may have to sell their shares privately which may prove very difficult. Private sales are more difficult and often give lower than anticipated prices.

Should a larger public market develop for our stock, future sales of shares may negatively affect their market price.

Even if a larger market develops, the shares may be sparsely traded and have wide share price fluctuations.  Liquidity may be low despite there being a market, making it difficult to get a return on the investment.  The price also depends on potential investor’s feelings regarding the results of our operations, the competition of other companies’ shares, our ability to generate future revenues, and market perception about the future of microcurrent technologies.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the quotation price of our common stock is less than $5.00 per share, the common stock will be subject to Rule 15g-9 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

•	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

We have not paid nor anticipate paying cash dividends on our common stock.

We have not declared any dividends on our common stock during the past two fiscal years or at any time in our history.  The Nevada Revised Statutes (the “NRS”), provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

We do not expect to declare any dividends in the foreseeable future as we expect to spend any funds legally available for the payment of dividends on the development of our business.

PLAN OF OPERATION

As previously discussed under  "Product Development" and "Clinical Trials", we are planning to start our first clinical trial in early 2015 with expected completion in Q4 2015. The estimated total cost of the first clinical trial is expected to be approximately $480,000 and includes the purchase of the necessary hardware to test the e-balance Technology, salaries payable to the study personnel, including physicians and nurses engaged in the trial and other operating and research costs required to successfully complete the trial. Of this amount, approximately $320,000 will be required during the remainder of the fiscal year ending May 31, 2015.

Our e-balance Technology device development efforts will start simultaneously with our clinical trials. We have estimated that we will require approximately $420,000 to complete the project of which $155,000 will be required during the remainder of the fiscal year ending May 31, 2015.

The following table summarizes our cash requirements for the current fiscal year and the subsequent six months period ending November 30, 2015:

	Six Months Ending May 31, 2015	Six Months Ending Nov. 30, 2015	Twelve Months Ending Nov. 30, 2015
Research and development
Clinical trials	$320,000	$160,000	$480,000
Development costs	160,000	193,000	353,000
Total research and development	480,000	353,000	833,000
General and administrative costs	600,000	550,000	1,150,000
Estimated cash requirement	$1,080,000	$903,000	$1,983,000

Based on our operating budget, our cash requirement for the rest of the current financial year ending May 31, 2015 is approximately $1,080,000. As at August 31, 2014, the date of our most recently available financial statements, we had no cash on hand, a working capital deficit of $68,317 and cash flows used in operations of $1,201 for the three months then ended. We will require additional capital to support our day-to-day operations and carry out the planned clinical trials and the development of the e-balance Technology. We are planning to raise this capital through debt or equity financing or through a combination of both.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

A discussion of our results of operation and financial condition for the two most recently completed fiscal years ended May 31, 2014 and 2013 and for the interim period ended August 31, 2014, is provided in our Annual Report on Form 10-K for the fiscal year ended May 31, 2014, filed with the SEC on August 26, 2014, and our Quarterly Report on Form 10-Q for the interim period ended August 31, 2014, filed with the SEC on October 9, 2014.

PROPERTIES

Our principal executive office is located at 4575 Dean Martin Drive, Suite 2206, Las Vegas, NV 89103. Other than this office, we do not currently maintain any other facilities, and do not anticipate the need for maintaining other facilities at any time in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 1, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) all officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

		Amount and Nature of
		Beneficial	Percent of
Title or Class	Name and Address of Beneficial Owners	Ownership (1)	Class
Directors and Officers
Common Stock	Frank McEnulty Chief Executive Officer, President and Director, Former CFO, Secretary and Treasurer 4575 Dean Martin Drive, Suite 2206, Las Vegas, NV 89103.	Nil	Nil
Common Stock	Jean Arnett 121 - 3989 Henning Drive, Burnaby, BC V5C 6P8 Vice President of Corporate Strategy, and Director	5,000,000(2)	16.1%
Common Stock	Brad Hargreaves Vice President, Technology and Operations 121 - 3989 Henning Drive, Burnaby, BC V5C 6P8	5,000,000(2)	16.1%
Common Stock	Yanika Silina Chief Financial Officer, Treasurer and Secretary 810 – 789 West Pender Street, Vancouver, BC V6C 1H2	50,000	*
	All Directors and Officers as a Group	10,050,000	32.4%
5% Stockholders

Common Stock	Jean Arnett 121 - 3989 Henning Drive, Burnaby, BC V5C 6P8	5,000,000(2)	16.1%
Common Stock	Brad Hargreaves 121 - 3989 Henning Drive, Burnaby, BC V5C 6P8	5,000,000(2)	16.1%

*		Less than 1%.
(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the date of this Current Report. As at December 1, 2014 we had 31,000,000 shares of Common Stock issued and outstanding.

(2)
The number of shares listed as beneficially held by Ms. Arnett and Mr. Hargreaves do not include options to purchase up to 10,000,000 shares (20,000,000 shares in total) of our common stock held by each of Ms. Arnett and Mr. Hargreaves. The vesting of these options is based on achievement of certain performance milestones and cannot vest prior to January 1, 2015. As such, the shares issuable upon exercise of these options have not been included as being beneficially owned by Ms. Arnett and Mr. Hargreaves as of the date of this report.  Ms. Arnett and Mr. Hargreaves are each other’s spouses. However, the shares beneficially owned by Ms. Arnett have not been listed as indirectly held by Mr. Hargreaves and vice versa for purposes of the above table.

Changes in Control

Prior to completing the sale of the e-balance Technology to us, Ms. Arnett and Mr. Hargreaves each purchased 5,000,000 shares of our common stock (10,000,000 shares in total) from our former principal stockholder Mario Gregorio.  In addition, our other former major shareholder sold 6,000,000 shares of our common stock in privately negotiated transactions.  Other than the forgoing, we are not aware of any transactions or arrangements that may result in a change in control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Positions
Frank McEnulty	58	Chief Executive Officer, President and Director.
Jean Arnett	58	Vice President, Corporate Strategy, and Director.
Brad Hargreaves	55	Vice President, Technology and Operations.
Yanika Silina	36	Chief Financial Officer, Treasurer, Corporate Secretary.

Ms. Arnett, Mr. Hargreaves and Ms. Silina were appointed as executive officers of our Company upon closing of our acquisition of the e-balance Technology pursuant to the terms of our Purchase Agreement with Ms. Arnett and Mr. Hargreaves. Upon closing of the acquisition of the e-balance Technology, Ms. Arnett was also appointed to our board of directors.  Mr. Hargreaves and Ms. Silina are expected to be appointed to our board of directors ten (10) days after an information statement is filed with the SEC and sent to our stockholders of record in accordance with Rule 14f-1 of the Exchange Act.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors:

Mr. McEnulty has served as a director and as the Chief Executive Officer and President of our Company since March 6, 2014.  Prior to closing our acquisition of the e-balance Technology, Mr. McEnulty also served as our Chief Financial Officer, Treasurer and Secretary.  Mr. McEnulty is an experienced executive with an extensive background in finance and accounting. Since 1996, Mr. McEnulty has been the President and CEO of Meghan Matthews, Inc., a private investment company. Since 2004, Mr. McEnulty has also been a member of the board and compensation committee for Ojai Oil Company. Ojai Oil Company, currently trades on the OTC Pink marketplace. Since September 2014, Mr. McEnulty has been the sole director of Madison Explorations, Inc. Madison Explorations Inc. currently trades on the OTC Bulletin Board and the OTCQB marketplace. From 1989 through 1995, Mr. McEnulty was the Chief Operating Officer and Vice President of Finance for Tri-Five Property Management, a foreign owned real estate investment company. Mr. McEnulty received a Masters of Business Administration from the University of Southern California and a Bachelor of Science from California State University, Long Beach.

Ms. Arnett has been involved in delivering world-class customer service to the medispa industry; this includes distribution, business planning and marketing, as well as continuing education. Ms. Arnett’s specialty is the development of strategic business models, addressing both vertical and horizontal markets thereby maximizing return on investment.  Ms. Arnett’s career has also covered mortgage management for major banks in Canada.  Ms. Arnett has been in charge of strategic planning for XC Velle Institute Inc., a privately held technology and spa company, since 2009. In addition, from 2001 to 2009, Ms. Arnett worked in the capacity of director of business and strategic planning for a privately held spa company that at one point employed up to 15 employees. Jean Arnett is also the inspiration behind our Technology, having lived with Type 1 diabetes for more than 48 years.

Mr. Hargreaves’ background is in engineering, with two operations journeyman tickets and four year operations certification from Shell Canada.  During the past eight years Mr. Hargreaves has researched the e-balance Technology and designed and improved treatment protocols for the treatment of disabilities and related ailments. Mr. Hargreaves will provide his expertise and technical support to our research and development team and will oversee the continuous development of the project from an engineering prospective.  Mr. Hargreaves has been the director of operations and principal of XC Velle Institute Inc., a privately held technology and spa company, since 2009.  From approximately 2002 to 2009, Mr. Hargreaves worked operations for a privately held spa company that at one point employed up to 15 employees.

Ms. Silina has worked in the accounting field for the past eight years.  Since July 2008, Ms. Silina has been an accountant with Da Costa Management Corp. a management and consulting company that provides bookkeeping, accounting and regulatory compliance services to both publicly traded and private companies. Ms. Silina received her Diploma in Accounting in 2011 and currently is working towards her CMA / CPA designation.  From November 2013 to January 2014, Ms. Silina was Chief Financial Officer of Enfield Exploration Corp., a mineral exploration company listed on the Canadian Securities Exchange.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with our bylaws and the provisions of the Nevada revised statutes. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

Ms. Arnett and Mr. Hargreaves are married to each other.  There are no other family relationships between our executive officer or directors.

EXECUTIVE COMPENSATION

The information required by Item 402 of Regulation S-K is provided in our Annual Report on Form 10-K for the fiscal year ended May 31, 2014, filed with the SEC on August 26, 2014.

Ms. Arnett is currently paid a consulting fee of $12,500 by us and Mr. Hargreaves is currently paid a consulting fee of $10,000 per month by us. Pursuant to the terms of the Purchase Agreement for the e-balance Technology, we have agreed to enter into an employment or consulting agreement with Ms. Arnett and Mr. Hargreaves, pursuant to which they will be paid a monthly salary or consulting fee equal to their current monthly consulting fees.  In addition, we have issued to Ms. Arnett and Mr. Hargreaves options to purchase up to 10,000,000 shares of our common stock each (20,000,000 options in total), exercisable at a price of $0.05 per share, subject to certain vesting provisions.  A description of the material terms and conditions of the options granted Ms. Arnett and Mr. Hargreaves, including a description of the vesting provisions attached to such options, is provided under Item 2.01 of this Current Report.

We have not yet entered into any compensation arrangements with Mr. McEnulty or Ms. Silina.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters; and
•	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

At August 31, 2014, the date of our most recently available financial statements, we owed a former major shareholder, $22,944. The amount is due on demand and bears no interest.

As more fully described elsewhere in this Current Report on Form 8-K, on November 25, 2014, we acquired the e-balance Technology from Ms. Arnett and Mr. Hargreaves in consideration for the payment of $100,000 and the issuance of options for the purchase of up to 10,000,000 shares of our common stock to each of Ms. Arnett and Mr. Hargreaves (20,000,000 options in total).

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTC Bulletin Board and the OTC-Link on the OTC-Pink marketplace.  Neither of these markets have director independence requirements.  Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  In applying this definition, we have determined that none of our directors qualify as an independent director.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are trading on the OTC Bulletin Board and OTC Link alternative trading system (OTC Pink marketplace) inter-dealer quotation systems under the symbol “CMXC”.  The high and the low bid prices for our shares during each fiscal quarter of our last two fiscal years and our fiscal quarter ended August 31, 2014, as reported by OTC Markets Group Inc. are listed in the table below:

Period ended	High	Low
August 31, 2013	$-	$-
November 30, 2013	$-	$-
February 28, 2014	$-	$-
May 31, 2013	$-	$-
August 31, 2013	$-	$-
November 30, 2013	$0.10	$0.10
February 28, 2014	$1.80	$1.00
May 31, 2014	$1.80	$0.78
August 31, 2014	$0.78	$0.21

Bid quotations entered on OTC Bulletin Board and the OTC Link systems reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders

As of November 25, 2014 we had approximately 42 holders of record. The number of registered shareholders does not include the beneficial owners of common stock held in street name. The transfer agent for Cell MedX Corp.’s common stock is Holladay Stock Transfer, Inc.  with an address at 2939 North 67th Place, Scottsdale, Arizona 85251 and their telephone number is 480-481-3940.

Dividends

We have not paid any cash dividends on our common stock since our inception and do not anticipate paying any cash dividends in the foreseeable future.  We plan to retain our earnings, if any, to provide funds for the expansion of our business.

Our Articles of Incorporation and Bylaws do not contain any restrictions limiting our ability to declare dividends.  Section 78.288 of the Nevada Revised Statutes prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)
our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Equity Compensation Plans

As of May 31, 2014, the date of our most recent fiscal year end, we did not have any outstanding equity compensation plans.

Upon closing of our acquisition of the e-balance Technology, we issued options to purchase an aggregate of up to 20,000,000 shares of our common stock to Ms. Arnett and Mr. Hargreaves.  A description of the material terms and conditions of the options granted Ms. Arnett and Mr. Hargreaves, including a description of the vesting provisions attached to such options, is provided under Item 2.01 of this Current Report.

RECENT SALES OF UNREGISTERED SECURITIES

On March 31, 2010, we issued 30,000,000 shares of our common stock to our directors and executive officers at a price of $0.001 per share for total consideration of $30,000.  On February 21, 2012, we issued an additional 1,000,000 shares of our common stock to one of our executive officers at a price of $0.03 per share, for total consideration of $30,000.  Each of these share issuances was made pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act.

On November 25, 2014, upon completing our acquisition of the e-balance Technology, we issued options to purchase an aggregate of up to 20,000,000 shares of our common stock to Ms. Arnett and Mr. Hargreaves with an initial exercise price of $0.05 per share.  A description of the terms and conditions of the options granted to Ms. Arnett and Mr. Hargreaves, including the vesting provisions attached thereto, is provided in Item 2.01 of this Current Report.

DESCRIPTION OF REGISTRANT’S SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our Articles of Incorporation, our Bylaws and the Nevada Revised Statutes.  Our authorized capital stock consists of 300,000,000 shares of common stock with a par value of $0.001 per share.  As of December 1, 2014, 31,000,000 shares of our common stock were issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Section 2.3 of article 2 of our bylaws states that a special meeting of our stockholders may be called at any time only by the president or the secretary, by the resolution of the board of directors, or on the written request of stockholders owning a majority of our issued and outstanding voting shares. This provision could prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the majority necessary to request the meeting.  Therefore, stockholders holding less than a majority of the issued and outstanding common stock, without the assistance of management, may be unable to propose a vote on any transaction that would delay, defer or prevent a change of control, even if the transaction were in the best interests of our stockholders.

The presence in person or by proxy of holders of a majority of our outstanding voting securities constitutes a quorum for the transaction of business at any meeting of our stockholders.  Our bylaws provide that, where a quorum is present, the vote of holders of 10% of our voting stock present in person or by proxy shall be sufficient to elect directors or to decide any question brought before such meeting unless the matter is one that expressly requires a different proportion under the relevant provisions of the Nevada Revised Statutes or our Articles of Incorporation. The Nevada Revised Statutes requires the vote of holders of a majority of our outstanding voting securities to effect certain fundamental corporate changes, including liquidations, mergers or amendments to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption or sinking fund provisions applicable to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our articles of incorporation provides that a director or officer of the corporation is not personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer.  However, Article VII does not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of dividends. Any repeal or modification of Article VII by the stockholders of the corporation is prospective only, and cannot adversely affect any limitation on the personal liability of a director or officer of the corporation for acts and omissions prior to the repeal or modification.

Article 11 of our bylaws provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connections therewith. This right of indemnification is a contract right and may be enforced in any manner desired by the indemnified person.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  This right of indemnification is not exclusive of any other right which the directors, officers or representatives may have or acquire, and they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under Article 11 of our bylaws.

Article 11 of our bylaws also provide that the board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify the person.

Finally, Article 11 of our bylaws provides that the board of directors may adopt further bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements and Exhibits

Our audited financial statements for the years ended May 31, 2014 and 2013 were previously filed as part of our Annual Report of Form 10-K for the fiscal year ended May 31, 2014, filed with the SEC on August 26, 2014.

Our interim unaudited financial statements for the three months period ended August 31, 2014 were previously filed as part of our Quarterly Report of Form 10-Q for the three months period ended August 31, 2014, filed with the SEC on October 8, 2014.

ITEM 3.02                      UNREGISTERED SALE OF EQUITY SECURITIES.

On November 25, 2014, upon completing the acquisition of the e-balance Technology, the Company issued options to purchase an aggregate of up to 20,000,000 shares of common stock to Ms. Arnett and Mr. Hargreaves with an initial exercise price of $0.05 per share.  A description of the terms and conditions of the options granted to Ms. Arnett and Mr. Hargreaves, including the vesting provisions attached thereto, is provided under Item 2.01 of this Current Report.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On November 17, 2014, Ms. Arnett and Mr. Hargreaves each purchased 5,000,000 (10,000,000 total) shares, or 32.3% of the outstanding shares, of the Company’s common stock from Mario Gregorio at a price of $0.001 per share.  The purchase of the shares by Ms. Arnett and Mr. Hargreaves from Mr. Gregorio was a condition precedent to the sale by them of the e-balance Technology to the Company pursuant to the Purchase Agreement.  The purchase price was paid for by Ms. Arnett and Mr. Hargreaves out of their own funds.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 25, 2014, pursuant to the provisions of the Purchase Agreement, Jean M. Arnett, Bradley S. Hargreaves and Yanika Silina were appointed as executive officers and directors of the Company as follows:

Name	Positions
Jean M. Arnett	Vice President, Corporate Strategy, and Director.
Bradley S. Hargreaves	Vice President, Technology and Operations.
Yanika Silina	Chief Financial Officer, Treasurer, Corporate Secretary.

Frank E. McEnulty continues to act as the Company’s Chief Executive Officer and President and as a director of the Company. Mr. Hargreaves and Ms. Silina are expected to be appointed to the Company’s board of directors ten (10) days after an information statement is filed with the SEC and sent to our stockholders of record in accordance with Rule 14f-1 of the Exchange Act.

The information required by Item 5.02(c), (d) and (e) of Form 8-K is provided under Item 2.01 of this Current Report under “Form 10 Information – Directors and Executive Officers.”

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Upon completing the acquisition of the e-balance Technology as described elsewhere in this Current Report, the Company has ceased to be a “shell company” as that term is defined in Rule 12b-2 of the Exchange Act.  The information required by Item 5.06 of Form 8-K is provided under Item 2.01 of this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Document
3.1	Articles of Incorporation (2)
3.2	Articles of Merger – Sports Asylum, Inc. and Plandel Resources, Inc. (5)
3.3	Articles of Merger – Cell MedX Corp. and Sports Asylum, Inc. (5)
3.4	Bylaws (1)
4.1	Specimen Stock Certificate (1)
14.1	Code of Ethics(3)
10.1	Letter Agreement dated August 29, 2014 among Cell MedX Corp., Jean Arnett and Brad Hargreaves. (4)
10.2	Technology Purchase Agreement dated October 16, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.(5)
10.3	First Amendment Agreement dated October 28, 2014 to that Technology Purchase Agreement dated October 16, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.(6)
10.4	Second Amendment Agreement dated November 13, 2014 to that Technology Purchase Agreement dated October 16, 2014 among Cell MedX Corp., Jean Arnett, and Brad Hargreaves.(7)
10.5	Non-Qualified Stock Option Agreement dated November 25, 2014 among Cell MedX Corp. and Jean Arnett.
10.6	Non-Qualified Stock Option Agreement dated November 25, 2014 among Cell MedX Corp. and Brad Hargreaves.
10.7	First Amendment to Stock-Option Agreement dated November 30, 2014 to that Non-Qualified Stock Option Agreement dated November 25, 2014 among Cell MedX Corp. and Jean Arnett.
10.8	First Amendment to Stock-Option Agreement dated November 30, 2014 to that Non-Qualified Stock Option Agreement dated November 25, 2014 among Cell MedX Corp. and Brad Hargreaves.
23.1	Consent of Dr. John Sanderson.

101.1	The following materials from the Annual Report on Form 10-K for the year ended May 31, 2014, filed by Cell MedX Corp. and formatted in XBRL (extensible Business Reporting Language):
(1) Balance Sheets at May 31, 2014, and May 31, 2013(3)
(2) Statements of Operations for the years ended May 31, 2014 and 2013. (3)
(3) Statement of Stockholders’ Deficiency for the years ended May 31, 2014 and 2013. (3)
(4) Statements of Cash Flows for the years ended May 31, 2014 and 2013. (3)
101.2	The following materials from the Quarterly Report on Form 10-Q for the quarter ended August 31, 2014, filed by Cell MedX Corp. and formatted in XBRL (extensible Business Reporting Language):
(1) Condensed Balance Sheets at August 31, 2014 (unaudited), and May 31, 2014.(8)
(2) Condensed Statements of Operations for the three month periods ended August 31, 2014 and 2013.(8)
(3) Condensed Statements of Cash Flows for the three month periods ended August 31, 2014 and 2013.(8)
(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with SEC on July 13, 2010
(2)	Filed as an exhibit to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed with SEC on October 13, 2010
(3)	Filed as an exhibit to the Company’s Annual Report on Form 10-K filed with SEC on August 26, 2014
(4)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with SEC on September 5, 2014
(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with SEC on October 17, 2014
(6)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with SEC on November 3, 2014
(7)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with SEC on November 18 , 2014
(8)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with SEC on October 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP. a Nevada corporation

Dated: December 2, 2014	By:	/s/ Frank E. McEnulty
Chief Executive Officer